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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT




ALAMBRY, INC
AP ORLEANS INC. OF NJ
AP ORLEANS INC. OF PA
COMMUNITY MANAGEMENT SERVICES GROUP, INC.
FPA MORTGAGE INVESTMENTS, INC.
GREENWOOD FINANCIAL, INC
GREENWOOD TRADE, INC
OHI NJ, INC
OHI NORTH SERVICE CORP
ORLEANS AIR LLC
ORLEANS AT BORDENTOWN, LLC
ORLEANS AT MAPLE GLEN LLC
ORLEANS AT SOUTHAMPTON, LLC
ORLEANS CONSTRUCTION CORP.
ORLEANS CORPORATION
ORLEANS CORPORATION OF NJ
ORLEANS HOMEBUILDERS OF SOUTHWEST FLORIDA INC
P&L REALTY
PARKER LANCASTER & ORLEANS, INC.
PARKER LANCASTER CORPORATION
PARKER LANCASTER, TIDEWATER LLC
QUAKER SEWER
SHARP ROAD FARM INC